                                 SCHEDULE 14A
                                (RULE 14A-101)

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

                          Filed by the Registrant [X]

                         Check the appropriate box [X]

                        [ ] Preliminary Proxy Statement
       [ ] Confidential, For Use of the Commission Only (as permitted by
                              Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                      [ ] Definitive Additional Materials
        [X] Soliciting Material Pursuant Rule 14a-11(c) or Rule 14a-12

                             BLAZE SOFTWARE, INC.
                             --------------------
               (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) AND 0-11.

(1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (4) Proposed maximum aggregate value of transactions: (5) Total fee paid.

[ ] Fee paid previously with preliminary materials. [ ] Check box of any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.:
(3) Filing Party: (4) Date Filed:

Blaze will be, and certain other persons named below may be, soliciting proxies from Blaze stockholders in favor of the transaction. The directors and executive officers of Blaze and the management board members and executive officers of Brokat may be deemed to be participants in Blaze's solicitation of proxies.
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The following are the directors and executive officers of Blaze:


                Name                            Position
                ----                            --------
Jeffrey E. Fisher..................     Vice President, Engineering
Mark Fishwick......................     Vice President, Professional Services
Thomas F. Kelly....................     President, Chief Executive Officer and
                                          Chairman of the Board of Directors
Eric Kintzer.......................     Vice President and Chief Technology Officer
Joseph Masarich....................     Vice President, Sales
Robert S. Michitarian..............     Vice President, General Counsel and Secretary
William Seawick....................     Vice President, Marketing
Gary Shroyer.......................     Senior Vice President, Finance and
                                          Administration and Chief Financial Officer
Peter Smiderle.....................     Vice President
Charles M. Boesenberg(1)...........     Director
Mark J. DeNino(2)..................     Director
Ken Goldman(1).....................     Director
William J. Harding(2)..............     Director
L. George Klaus(1).................     Director

-------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

The directors and executive officers of Blaze have interests in the transactions, some of which may differ from, or may be in addition to, those of Blaze's stockholders generally. Those interests include:

(1) in connection with the transaction, some members of Blaze's management team may enter into employment and noncompetition agreements with Brokat;

(2) certain of the directors of Blaze may own options to purchase shares of Blaze common stock which will become vested and exercisable in connection with the transaction; and

(3) Brokat has agreed to provide indemnification and director and officer liability insurance coverage to the directors and executive officers of Blaze following the transaction.

The following are the management board members and executive officers of
Brokat:


                Name                            Position
                ----                            --------
Mr. Stefan Rover...................     Chief Executive Officer and Management Board Spokesperson (Vorstandssprecher)
Dr. Boris Anderer..................     Management Board Co-Spokesperson (Co-Vorstandssprecher)
Mr. Michael Janssen................     Management Board Member (Vorstandsmitglied) and
                                          Chief Financial Officer
Mr. Achim Schlumpberger............     Management Board Member (Vorstandsmitglied) and
                                          Head of Twister Development Division
Mr. Michael Schumacher.............     Management Board Member (Vorstandsmitglied) and
                                          Head of Financial Systems Division
Mr. Angelo Maestrini...............     Management Board Member (Vorstandsmitglied) and
                                          Chief Operating Officer

Description of Transaction

On June 19, 2000 Blaze entered into an Agreement and Plan of Merger with Brokat Infosystems AG, a company organized under the laws of Germany ("Brokat"), pursuant to which Brokat has agreed to acquire Blaze (the "Acquisition"). A copy of the press release announcing the Acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Acquisition will be effected through the issuance of the ADS equivalent of
0.1826 of a Brokat ordinary share in exchange for each share of Blaze Common Stock. To acquire Blaze, Brokat will issue approximately 4.9 million ordinary shares in the form of ADSs in exchange for all outstanding shares of Blaze common stock. Based on Brokat's closing price of Euros 119.80 on the Neuer Markt on June 19, 2000, the acquisition is valued at 585.9 million Euros or
US $560.5 million. The companies anticipate that the closing will occur at the end of September.
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                              Index to Exhibits

Exhibit
Number                  Description of Document
-------                 -----------------------
99.1                    Press Release dated June 20, 2000.